SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                                 FORM 8-K*


                          CURRENT REPORT PURSUANT
                       TO SECTION 13 OR 15(D) OF THE
                      SECURITIES EXCHANGE ACT OF 1934


     Date of Report (Date of earliest event reported): February 5, 2002

                                AZURIX CORP.
------------------------------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)


                                  Delaware
------------------------------------------------------------------------------
               (State or Other Jurisdiction of Incorporation)


      001-15065                                         76-0589114
------------------------------------------------------------------------------
  (Commission File Number)                   (IRS Employer Identification No.)


                  1400 Smith Street, Houston, Texas 77002
------------------------------------------------------------------------------
            (Address of Principal Executive Offices) (Zip Code)


                               (713) 853-5151
------------------------------------------------------------------------------
            (Registrant's Telephone Number, Including Area Code)


             333 Clay Street, Suite 1000, Houston, Texas 77002
------------------------------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)


    * The Company is not subject to the filing requirements of the Securities Exchange Act of 1934. This current report is filed pursuant to contractual obligations imposed on the Company by an Indenture, dated as of February 18, 2000, under which the Company is the issuer of certain debt.





Item 4.  Change in Registrant's Certifying Accountant.

         On February 5, 2002, Azurix Corp.'s independent certified public accountants, Arthur Andersen LLP, informed Azurix that it is resigning from its position as independent certified public accountants for Azurix.

         Arthur Andersen's report on Azurix's financial statements as of and for each of the years ended December 31, 2000 and 1999 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles. During each of the years ended December 31, 2000 and 1999 and the subsequent interim period immediately preceding the date of Arthur Andersen's resignation, there were no disagreements with Arthur Andersen on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Arthur Andersen, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its reports. Further, no circumstances exist that are reportable under Rule 304(a)(1)(v) of Regulation S-K of the Securities and Exchange Commission.

         Azurix is providing a copy of this Current Report on Form 8-K to Arthur Andersen LLP.

Item 5.  Other Events.

         As a result of the resignation of Arthur Anderson (see Item 4), Azurix currently is attempting to identify and retain other independent certified public accountants to audit its consolidated financial statements as of and for the year ended December 31, 2001. Azurix expects that it may take some time to retain new independent certified public accountants and for that audit to be completed. Azurix believes that it is unlikely that an audit of its 2001 consolidated financial statements will be completed by April 1, 2002.

         Azurix Corp. has retained Schroder Salomon Smith Barney to advise Azurix in exploring a possible sale or recapitalization of its largest asset, Wessex Water Ltd., which owns a water supply and wastewater services company in the United Kingdom. Azurix has received indications of interest from several parties regarding a purchase of Wessex. Azurix intends to explore a possible sale of Wessex with one or more of these parties, as well as other alternatives, such as a recapitalization. Azurix does not intend to make any further announcement unless and until a definitive agreement is reached with respect to any such transaction. There can be no assurance that a definitive agreement will be reached or that any transaction will be consummated. A sale of Wessex, among other things, would require the approval of Azurix's board of directors and shareholders, would likely require consent of holders of Azurix's senior notes and may require governmental clearances. Depending on its structure, a recapitalization may not require the consent of Azurix's shareholders, or holders of its senior notes or governmental authorities.

         The indications of interest in Wessex that Azurix has received are in a range substantially below the carrying value of Wessex on Azurix's books as of September 30, 2001. Azurix is currently performing an impairment analysis of the long-lived assets of Wessex. If an impairment is determined to have occurred, it would be material to Azurix's financial position and results of operations.

         The shares of Wessex are pledged to secure the credit facility of Azurix's wholly owned indirect subsidiary Azurix Europe Ltd. That credit facility currently matures on May 10, 2002. As of December 31, 2001, the Azurix Europe credit facility had a principal balance outstanding of approximately $329 million, net of cash in a collateral account securing the facility. Although Azurix originally used proceeds of the sale of Azurix North America to repay outstanding indebtedness under Azurix Europe's credit facility, it reborrowed substantially all those amounts before the end of 2001. As of December 31, 2001, Azurix Europe also had approximately $72 million of other debt outstanding, excluding a note payable to Wessex, resulting in total debt of approximately $401 million, net of cash in a collateral account securing the credit facility. As of December 31, 2001, Wessex had debt of approximately $813 million.

         If Azurix does not close a sale of Wessex before Azurix Europe's credit facility matures for a price sufficient to retire the facility, or if Azurix does not recapitalize Wessex with proceeds sufficient to retire the facility, then unless the facility is extended, the lenders would have the right to sell Wessex and apply the proceeds to repayment of the balance outstanding. Although it is likely, given the indications of interest that Azurix has received, that such a sale, if it occurs, would generate proceeds sufficient to repay all of Azurix Europe's debt, there is no assurance that would be the case. Azurix currently expects to be able to extend the Azurix Europe facility on an interim basis to allow for a sale or recapitalization after May 10, although no assurance can be given that an extension will be obtained.

         In December 2001, Azurix Europe voluntarily prepaid indebtedness of (pound)73 million, together with accrued interest, that it owed to an affiliate, Bristol Water Trust. The terms of that indebtedness permitted Bristol Water Trust or its assignee to require early payment on the occurrence of various events relating to Enron Corp., including, among other things, a filing for protection under the U. S. Bankruptcy Code. As disclosed in Enron Corp.'s Current Report on Form 8-K filed on December 17, 2001, Enron Corp. and certain of its subsidiaries each filed voluntary petitions for relief under the chapter 11 of the U. S. Bankruptcy Code in the United States Bankruptcy Court for the Southern District of New York. Such an acceleration, had it occurred, might have permitted acceleration of other debt of Azurix. Azurix Europe funded the principal repayment through a borrowing under its credit facility. Interest rates under Azurix Europe's credit facility currently are lower than the fixed interest rate under the note to Bristol Water Trust. No premium was due on the prepayment.

         In addition, JPMorgan Chase Bank has informed Azurix that it is resigning as trustee under the Indenture, dated as of February 18, 2000, between Azurix Corp. and JPMorgan Chase Bank, as successor trustee, pursuant to which certain senior notes of Azurix Corp. were issued. Azurix is currently attempting to identify and appoint another trustee.


                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           AZURIX CORP.

Date: February 8, 2002                     By: /s/ J. Michael Anderson
                                               -----------------------------
                                               J. Michael Anderson
                                               Chief Financial Officer